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                                                                   EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                 S1 CORPORATION

                                       AND

                  THE PURCHASERS IDENTIFIED ON EXHIBIT A HERETO

                            DATED AS OF MAY 25, 2000

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                                TABLE OF CONTENTS

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     SECTION 1. PURCHASE AND SALE OF THE SHARES...........................................................1
        1.1  Sale and Issuance of the Shares..............................................................1
        1.2  Closing......................................................................................1
        1.3  Anti-dilution Provision......................................................................2

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.........................................2
        2.1  Organization and Standing....................................................................2
        2.2  Authorization; Binding Obligation............................................................2
        2.3  Capitalization...............................................................................3
        2.4  Validity of Shares; Issuance.................................................................3
        2.5  No Consents..................................................................................4
        2.6  Non-Contravention............................................................................4
        2.7  Additional Information.......................................................................4
        2.8  Financial Statements.........................................................................5
        2.9  Absence of Certain Changes or Events.........................................................5
        2.10 Legal Proceedings............................................................................5
        2.11 Compliance with Applicable Laws..............................................................6
        2.12 No Undisclosed Liabilities...................................................................6

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................................6
        3.1  Organization and Standing....................................................................6
        3.2  Authorization................................................................................7
        3.3  Non-Contravention............................................................................7
        3.4  No Consents..................................................................................7
        3.5  Adequate Resources...........................................................................8
        3.6  Investment Experience........................................................................8
        3.7  Investment Intent............................................................................8
        3.8  Registration or Exemption Requirements.......................................................8
        3.9  No Legal, Tax or Investment Advice...........................................................9
        3.10 Hart-Scott-Rodino Filings....................................................................9

     SECTION 4. ADDITIONAL AGREEMENTS.....................................................................9
        4.1  Lock-up Covenant.............................................................................9
        4.2  Release From Lock-Up........................................................................10
        4.3  Commercially Reasonable Efforts.............................................................10
        4.4  Basic Financial Information.................................................................11
        4.5  Certificate of Designations.................................................................12
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        4.6  Registration Rights Agreement...............................................................12
        4.7  Use of Proceeds.............................................................................12
        4.8  Access to Information.......................................................................12

     SECTION 5. CONDITIONS TO CLOSING....................................................................13
        5.1  Conditions to Obligations of All Parties....................................................13
        5.2  Conditions to the Obligations of the Purchasers.............................................13
        5.3  Conditions to Obligations of the Corporation................................................14

     SECTION 6. CLOSING..................................................................................15
        6.1  Deliveries by the Corporation...............................................................15
        6.2  Deliveries by the Purchasers................................................................15

     SECTION 7. LEGEND...................................................................................16
        7.1  Endorsement.................................................................................16
        7.2  Removal of Legend...........................................................................16

     SECTION 8. TERMINATION..............................................................................17
        8.1  Termination.................................................................................17
        8.2  Effect of Termination.......................................................................17

     SECTION 9. MISCELLANEOUS............................................................................18
        9.1  Additional Actions and Documents............................................................18
        9.2  Expenses....................................................................................18
        9.3  Notices.....................................................................................18
        9.4  Waiver......................................................................................19
        9.5  Binding Effect..............................................................................19
        9.6  Entire Agreement; Amendment.................................................................19
        9.7  Severability................................................................................19
        9.8  Headings....................................................................................20
        9.9  Governing Law...............................................................................20
        9.10 Signature in Counterparts...................................................................20
        9.11 No Third Party Beneficiaries................................................................20
        9.12 Assignability...............................................................................20
        9.13 Parties Not Partners........................................................................21
        9.14 Survival of Representations and Warranties..................................................21
        9.15 Additional Definitions......................................................................21
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                            STOCK PURCHASE AGREEMENT

              This Stock Purchase Agreement (this "Agreement"), is entered into as of the 25th day of May, 2000, by and among S1 Corporation, a Delaware corporation (the "Corporation"), and each of the persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (each, individually, a "Purchaser" and, collectively, the "Purchasers").

              WHEREAS, the Purchasers desire to subscribe for, and acquire from the Corporation, shares of the Corporation's Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Corporation's Certificate of Designations, a copy of which is attached hereto as Exhibit B (the "Certificate"), on the terms and under the conditions specified herein; and

              WHEREAS, the Corporation desires to sell and issue to the Purchasers shares of the Corporation's Series D Preferred Stock on the terms and under the conditions specified herein and subject to the rights of the Purchasers contained the Registration Rights Agreement, dated as of the date hereof, among the Corporation and the Purchasers (the "Registration Rights Agreement").

              NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

SECTION 1. PURCHASE AND SALE OF THE SHARES.

       1.1    SALE AND ISSUANCE OF THE SHARES.

              At the Closing (as defined below in Section 1.2) and subject to the terms and conditions of this Agreement, the Corporation agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, hereby subscribes for, and agrees to purchase from the Corporation, the number of shares (the "Shares") set forth opposite such Purchaser's name on Exhibit A, at a price per share equal to $1,000.00.

       1.2    CLOSING.

              The "Closing" shall take place on May 26, 2000 or on such other date as the parties shall mutually agree. The Closing shall take place at 9:00 a.m. Eastern time at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.


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       1.3    ANTI-DILUTION PROVISION.

              In the event the Corporation changes the number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation issued and outstanding prior to the Closing as a result of a stock split, stock dividend or similar recapitalization with respect to the Common Stock and the record date therefor or the effective date thereof, as the case may be, shall be prior to the Closing, then the number of Shares to be purchased and the purchase price per Share at the Closing shall be proportionately adjusted, without any corresponding adjustment to the aggregate purchase price for the Shares to be purchased at the Closing.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

              The Corporation represents, warrants and covenants to each Purchaser as follows:

       2.1    ORGANIZATION AND STANDING.

              Each of the Corporation and each of its subsidiaries (the "Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the full corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Corporation and each of its Subsidiaries hold all licenses and permits required for the conduct of their respective business as now conducted which, if not in the Corporation's or such Subsidiary's possession, is likely to have a Material Adverse Effect on the Corporation. Each of the Corporation and each of its Subsidiaries is duly qualified as a foreign corporation and is in good standing in all jurisdictions where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect on the Corporation.

       2.2    AUTHORIZATION; BINDING OBLIGATION.

              The Corporation has all requisite corporate power and authority to enter into and to deliver this Agreement and the Registration Rights Agreement and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Corporation and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement and the Registration Rights Agreement, when executed and delivered by the Corporation, shall constitute valid and binding


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obligations of the Corporation enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

       2.3    CAPITALIZATION.

              The authorized capital stock of the Corporation consists of 350,000,000 shares of Common Stock, of which 51,163,353 were issued and outstanding as of March 31, 2000, and 25,000,000 shares of preferred stock, of which 97,450 of the 1,637,832 shares designated Series A Convertible Preferred Stock were issued and outstanding as of March 31, 2000, of which 749,064 of the 749,064 shares designated Series B Redeemable Convertible Preferred Stock were issued and outstanding as of March 31, 2000, and of which 215,000 of the 215,000 shares designated Series C Redeemable Convertible Preferred Stock were issued and outstanding as of March 31, 2000. All of the Corporation's outstanding shares of capital stock were validly issued and are fully paid and nonassessable. The 1,061,514 shares of preferred stock outstanding as of March 31, 2000 were convertible as of such date into an aggregate of 1,694,990 shares of Common Stock. As of March 31, 2000, there were 19,412,466 shares of Common Stock reserved for issuance pursuant to employee stock options, of which options to purchase 15,954,379 shares were then outstanding, and 6,425,413 shares of Common Stock reserved for issuance upon exercise of other options and warrants to purchase Common Stock. Except for 4,500,000 shares of Common Stock reserved for issuance to the former owners of FICS Group N.V. if FICS meets specified performance targets while operating as a Subsidiary, and except as described on
Schedule 2.3, there are no shares of the Corporation's capital stock reserved for issuance or any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase from the Corporation of any shares of its capital stock or securities exercisable for or convertible into its capital stock.

       2.4    VALIDITY OF SHARES; ISSUANCE.

              The Shares, when issued upon payment of the consideration therefor in compliance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion thereof (the "Underlying Common Stock"), when issued, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable laws. The issuance of the Shares and the Underlying Common Stock is not subject to any preemptive right, right of first refusal or similar right in favor of any stockholder of the Corporation or any other person.


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       2.5    NO CONSENTS.

              No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Corporation and no filings are required to be made by the Corporation in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the issuance of the Shares hereunder, except as have been so obtained or made prior to the Closing, or, with respect to any that need to be obtained or made subsequent to the Closing, as will be obtained or made in a timely manner after the Closing, except where the failure to obtain such orders, permissions, consents, approvals or authorizations or to make such filings would not affect the Corporation's ability to issue the Shares or the rights of Purchaser hereunder or thereunder.

       2.6    NON-CONTRAVENTION.

              The execution, delivery and performance of, and compliance with, this Agreement and the Registration Rights Agreement will not (a) violate any provision of the certificate of incorporation or bylaws of the Corporation; (b) except as would not result in a Material Adverse Effect on the Corporation, conflict with or result in a breach of, or default under, terminate, or create a right of termination under, or result in the creation of, any lien, claim, charge or other encumbrance upon any of the assets or properties of the Corporation or any Subsidiary pursuant to the provisions of any material agreement, mortgage, indenture or other document or instrument to which the Corporation or such Subsidiary is a party or by which the Corporation or such Subsidiary or any of their respective properties or assets is bound, or (c) except as would not result in a Material Adverse Effect on the Corporation, violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to the Corporation or any Subsidiary or any of their respective properties or assets, or applicable to the Corporation's power or authority to perform its obligations under this Agreement and the Registration Rights Agreement.

       2.7    ADDITIONAL INFORMATION.

              The information contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and all other reports filed subsequent thereto through the date of the Closing (collectively, the "SEC Reports") pursuant to Section 13(a) or 15(d) of the Exchange Act, did not and will not, as the case may be, at the respective dates of filing with the Securities and Exchange Commission (the "SEC"), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports complied, or will comply, as the case may be, in all material respects with the

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applicable requirements of the Securities Act of 1933, as amended, the
Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

       2.8    FINANCIAL STATEMENTS.

              Each of the consolidated financial statements (including, in each case any related notes thereto) contained in the SEC Reports (the "Financial Statements"), (x) was prepared in accordance with generally acceptable accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of the Corporation and its subsidiaries as of or at, as the case may be, the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated consistent with the books and records of the Corporation, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Corporation contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 is referred to in this Agreement as the "Balance Sheet."

       2.9    ABSENCE OF CERTAIN CHANGES OR EVENTS.

              Except as disclosed in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, or any other public press release or report filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 1999 through the date of this Agreement, (i) the Corporation has not incurred any material liability, except as contemplated by this Agreement or in the ordinary course of its business consistent with its past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on the Corporation.

       2.10   LEGAL PROCEEDINGS.

              2.10(a). Except as set forth in Schedule 2.10, neither the Corporation nor any Subsidiary is a party to any, and there are no pending or, to the Corporation's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Corporation or any Subsidiary.

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              2.10(b). Except as set forth in Schedule 2.10, there is no injunction, order, judgment or decree imposed upon the Corporation or any Subsidiary or the assets of the Corporation or any Subsidiary.

       2.11   COMPLIANCE WITH APPLICABLE LAWS.

              Each of the Corporation and the Subsidiaries has complied in all material respects with all Laws applicable to it or to the operation of its business. As of the date of this Agreement, neither the Corporation nor any Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is any remaining liability.

       2.12   NO UNDISCLOSED LIABILITIES.

              There are no liabilities (accrued, contingent or otherwise) of the Corporation or any Subsidiary, other than liabilities (a) reflected or reserved against on the Balance Sheet, (b) as set forth on Schedule 2.12, or (c) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of the Corporation and its Subsidiaries and which do not and are not likely to have a Material Adverse Effect on the Corporation.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

              Each Purchaser severally and not jointly represents, warrants and covenants to the Corporation as follows:

       3.1    ORGANIZATION AND STANDING.

              Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Purchaser has the full corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Purchaser holds all licenses and permits required for the conduct of its business as now conducted which, if not in Purchaser's possession, would have a Material Adverse Effect on Purchaser. Purchaser is duly qualified as a foreign corporation and is in good standing in all jurisdictions where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Purchaser.

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       3.2    AUTHORIZATION.

              Purchaser has all requisite corporate power and authority to enter into and to deliver this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Registration Rights Agreement, when executed and delivered by Purchaser, shall constitute valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

       3.3    NON-CONTRAVENTION.

              The execution, delivery and performance of, and compliance with, this Agreement will not (a) violate any provision of the governing documents of Purchaser; (b) conflict with or result in a breach of, or default under, terminate, or create a right of termination under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of Purchaser pursuant to the provisions of any material agreement, mortgage, indenture or other document or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound; or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to Purchaser or any of its properties or assets, in each case only to the extent any of the foregoing would materially adversely affect Purchaser's power or authority to perform its obligations under this Agreement.

       3.4    NO CONSENTS.

              No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Purchaser and no filings are required to be made by Purchaser in connection with the execution and delivery of this Agreement and the purchase of the Shares hereunder, except as have been so obtained or made prior to the Closing or, with respect to any that need to be obtained or made subsequent to the Closing, as will be obtained or made in a timely manner after the Closing, except where the failure to obtain such orders, permissions, consents, approvals or authorizations or to make such filings would not adversely affect in any material respect Purchaser's ability to perform its obligations under this Agreement.

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       3.5    ADEQUATE RESOURCES.

              Purchaser has sufficient cash and other resources to perform its obligations hereunder.

       3.6    INVESTMENT EXPERIENCE.

              Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Corporation's business affairs and financial condition and has had access to and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, including the loss of Purchaser's entire investment. The Shares were not, and will not be, offered or sold to Purchaser by any form of general solicitation or advertising.

       3.7    INVESTMENT INTENT.

              Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that the offer and sale of the Shares on the Closing have not been, and will not be, registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

       3.8    REGISTRATION OR EXEMPTION REQUIREMENTS.

              Without limiting the rights of Purchaser under the Registration Rights Agreement, Purchaser acknowledges and understands that the Shares may be required to be held indefinitely, and they may not be resold or otherwise transferred except in a transaction registered under the Securities Act or where an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (a) they are registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 promulgated under the Securities Act and, if the Corporation shall so request in writing, an opinion of counsel satisfactory to the Corporation is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

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       3.9    NO LEGAL, TAX OR INVESTMENT ADVICE.

              Without limiting the rights of Purchaser under the Registration Rights Agreement, Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

       3.10   HART-SCOTT-RODINO FILINGS.

              The acquisition of the Shares by Purchaser is not subject to any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other similar pre-merger notification requirements under any applicable Laws.

SECTION 4.    ADDITIONAL AGREEMENTS.

       4.1    LOCK-UP COVENANT.

              Except as otherwise provided in Section 4.2, Purchaser covenants that it will not, without the prior written consent of the Corporation, offer, sell, transfer, pledge, encumber or otherwise dispose of, directly or indirectly, any Shares or Underlying Common Stock received by Purchaser pursuant to this Agreement (the "Lock-up"). The foregoing Lock-up is expressly agreed to preclude Purchaser from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares or Underlying Common Stock prior to the applicable periods specified in Section 4.2, even if such Shares or Underlying Common Stock would be disposed of by someone other than Purchaser. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of Purchaser's Shares or Underlying Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares or Underlying Common Stock. Notwithstanding the foregoing, Purchaser may transfer some or all of the Shares or Underlying Common Stock either (A) to a corporation, partnership or other legal entity that is controlled by, controls or is under common control with, Purchaser, if such transferee agrees in writing to hold any Shares or Underlying Common Stock received subject to the provisions of this Agreement and to transfer such Shares or Underlying Common Stock back to Purchaser if such transferee ceases to be controlled by Purchaser or (B) pursuant to Section 9.12.

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       4.2    RELEASE FROM LOCK-UP.

              4.2(a). Generally. Unless earlier released pursuant to Section 4.2(b) hereof, all of the Shares or Underlying Common Stock issuable upon conversion thereof shall be released from the Lock-up upon the earlier of (x) the first date on which the average closing price per share of the Corporation's Common Stock over any 20 consecutive trading day period is equal to or more than two times the closing price for the Common Stock of the Corporation on the trading day immediately prior to the date of this Agreement, or (y) the first anniversary of the Closing.

              4.2(b). Upon Occurrence of Certain Events. Notwithstanding Section
4.1 or Section 4.2(a):

                     (i) Purchaser may offer, sell, pledge, transfer, encumber or otherwise dispose of the Shares or the Underlying Common Stock (A) at any time following the date on which the Corporation shall have entered into a merger agreement or similar agreement pursuant to which all or substantially all of the business or assets of the Corporation are to be sold; provided, however, that this clause (A) shall not apply where the applicable agreement contemplates that the holders of voting stock of the Corporation immediately prior to completion of the proposed merger or other transaction will possess more than 50% of the voting stock of the surviving entity; (B) at any time following the date on which a person or group of persons acquires 50% or more of the outstanding voting stock of the Corporation; (C) in connection with any repurchase transaction or tender or exchange offer generally made available to holders of the Corporation's Common Stock which is not opposed by the Corporation's Board of Directors; or (D) at any time following the date, if any, on which Purchaser brings any action or presents any claim alleging that the Corporation breached in any material respect any of its representations and warranties made in Section 2 hereof.

                     (ii) Purchaser may pledge or otherwise encumber all or any portion of the Shares or the Underlying Common Stock as collateral for borrowings or other financing transactions if the pledgee agrees in writing to hold any Shares or Underlying Common Stock received subject to the provisions of this Agreement, including, without limitation, the Lock-Up.

       4.3    COMMERCIALLY REASONABLE EFFORTS.

              Purchaser and the Corporation shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the purchase and sale of the Shares contemplated hereby, including, without limitation, (i) if applicable, promptly filing Notification and Report Forms, if any are required, under the HSR Act with the Federal Trade

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

Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and responding as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, and (ii) making all other necessary filings and obtaining all other necessary consents, approvals or waivers, required to consummate the transactions hereunder. Notwithstanding anything to the contrary in this Agreement, neither Purchaser, nor the Corporation, nor any of their subsidiaries shall be required to (i) divest, hold separate or license any material business(es), product line(s) or asset(s), (ii) take any action or accept any limitation that could reasonably be expected to have a Material Adverse Effect on Purchaser or the Corporation, as applicable or (iii) agree to any of the foregoing.

       4.4    BASIC FINANCIAL INFORMATION.

              If at any time the Corporation is not subject to the reporting requirements at Section 13 or 15(d) of the Securities Exchange Act of 1934, the Corporation will furnish the following reports to the Purchaser:

              4.4(a). Within 90 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Corporation and its subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied and audited by an independent accounting firm selected by the Corporation.

              4.4(b). Within 45 days after the end of each quarterly accounting period in each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its Subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Corporation and its Subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such statements need not contain the notes required by generally accepted accounting principles.

              4.4(c). Along with any financial statements required to be delivered to Purchaser in connection with Sections 4.4(a) and (b), management's discussion and analysis of financial condition and results of operations relating to the period covered by such financial statements.

              4.4(d). As soon as practicable following their release, copies of all material press releases issued by the Corporation or other material reports or communications delivered by the Corporation to the financial community.

       4.5    CERTIFICATE OF DESIGNATIONS.

              The Corporation shall cause the Certificate to be duly filed with and accepted by the Secretary of State of the State of Delaware prior to the Closing.

       4.6    REGISTRATION RIGHTS AGREEMENT.

              Concurrent with the execution of this Agreement, the Corporation and the Purchasers are entering into the Registration Rights Agreement in the form attached hereto as Exhibit C.

       4.7    USE OF PROCEEDS.

              The Corporation agrees to use the net proceeds it receives from its sale and issuance of the Shares for general corporate purposes, which may include, but which shall not be limited to, the following:

              -  expansion of the Corporation's ongoing operations, through:

                  - infrastructure expansion in North America, Europe, Asia Pacific and South America;

                  - continued expansion of functionality within the Corporation's product suites; and

                  - formalization of development partner support organization within the Corporation's Product Development group; and

              - acceleration of the Corporation's strategic development partner program, through:

                  - continued investment in emerging companies offering complementary products and services to those offered by the Corporation; and

                  - creation of a program to foster operating synergies among the Corporation, the companies in which the Corporation has invested and certain strategic investors in the Corporation.

       4.8    ACCESS TO INFORMATION.

              Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Corporation shall provide to the officers, employees, accountants, counsel and other representatives of Purchaser, access, during normal business hours during the period prior to the Closing, to all its and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, the Corporation shall make available to Purchaser all other information concerning its business, properties and personnel as Purchaser may reasonably request (except as to information which is competitively sensitive or which the Corporation may not disclose under any existing confidentiality agreement). The parties hereto agree and acknowledge that the access contemplated by this
Section 4.8 shall not unreasonably interfere with the business operations of the Corporation. Purchaser agrees to hold all such information in confidence.

SECTION 5.    CONDITIONS TO CLOSING.

       5.1    CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

              The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent:

              5.1(a). Termination. This Agreement shall not have been terminated in accordance with its terms.

              5.1(b). No Governmental Action. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, nor shall any court or other governmental authority of competent jurisdiction have issued an order, writ, injunction or decree or taken any other action restraining or otherwise prohibiting the purchase of the Shares contemplated hereby.

              5.1(c). Governmental Clearances. The HSR Act waiting period, if any, related to this Agreement shall have expired or been terminated, and any other required authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any government entity shall have been obtained or filed.

       5.2    CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.

              The obligations of each Purchaser to purchase the Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent, any one or more of which may be waived by such Purchaser, in its sole and absolute discretion:

              5.2(a). Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the Closing, with the same force and effect as if made on the date of the Closing.

              5.2(b). Compliance with Covenants. The Corporation shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by the Corporation on or prior to the date of the Closing.

              5.2(c). Material Adverse Event. No change, event or effect that could reasonably be expected to have a Material Adverse Effect on the Corporation shall have occurred and be continuing.

              5.2(d). Closing Matters. Each Purchaser whose name is set forth on the Schedule of Purchasers attached hereto as Exhibit A shall have duly executed and delivered this Agreement and the Registration Rights Agreement, and such Purchaser shall have had the opportunity to review counterpart signature pages to this Agreement from the Corporation and each other Purchaser.

       5.3    CONDITIONS TO OBLIGATIONS OF THE CORPORATION.

              The obligations of the Corporation to sell the Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent, any one or more of which may be waived by the Corporation, in its sole and absolute discretion:

              5.3(a). Representations and Warranties. The representations and warranties of each of the Purchasers contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the Closing, with the same force and effect as if made on the date of the Closing.

              5.3(b). Compliance with Covenants. Each Purchaser shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by each Purchaser on or prior to the date of the Closing.

SECTION 6.    CLOSING.

       6.1    DELIVERIES BY THE CORPORATION.

              At the Closing, the Corporation shall deliver to each Purchaser the following:

                     (1) A certificate or certificates registered in Purchaser's name, representing all of the Shares purchased by such Purchaser.

                     (2) A copy of the resolutions of the Board of Directors of the Corporation, as certified as of the date of the Closing by the Secretary of the Corporation, as being true, correct and complete and in full force and effect, authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Corporation, the authorization, sale, issuance and delivery of the Shares, and the performance of the Corporation's obligations hereunder.

                     (3) A certificate of the Corporation signed by an authorized officer of the Corporation certifying that the representations and warranties of the Corporation made herein were true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the Closing, and the Corporation has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by the Corporation on or prior to the Closing.

                     (4) Such other certificates, instruments or documents as Purchaser may reasonably request in order to effect and document the transactions contemplated hereby.

       6.2    DELIVERIES BY THE PURCHASERS.

              At the Closing, each Purchaser shall deliver to the Corporation the following:

                     (1) The "Purchase Price" set forth opposite such Purchaser's name on Exhibit A in cash or by wire transfer or certified or bank cashier's check, payable to the order of the Corporation.

                     (2) A certificate from each Purchaser signed by an authorized officer of such Purchaser certifying that the representations and warranties of such Purchaser made herein were true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the Closing (if different), and such Purchaser has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by such Purchaser on or prior to the Closing.

                     (3) Such other certificates, instruments or documents as the Corporation may reasonably request in order to effect and document the transaction contemplated hereby.

SECTION 7.    LEGEND.

       7.1    ENDORSEMENT.

              Each certificate representing the Shares shall bear the following legends (in addition to any legend required by applicable state securities laws):

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY OTHER APPLICABLE FEDERAL SECURITIES LAWS COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

              ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SPECIFIED IN THE STOCK PURCHASE AGREEMENT DATED MAY __, 2000 (THE "AGREEMENT") BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. SUBSEQUENT HOLDERS OF THIS CERTIFICATE MAY BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 4.1 AND 4.2 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

       7.2    REMOVAL OF LEGEND.

              Without limiting the rights of Purchaser under the Registration Rights Agreement, the legend endorsed on a stock certificate pursuant to Section
7.1 of this Agreement, insofar as it relates to registration under the Securities Act, shall be removed and the Corporation shall issue a certificate without such legend to the holder of such Shares, if such Shares are registered under applicable federal securities laws and a prospectus meeting the requirements of the rules and regulations of the SEC is available or if such holder provides to the Corporation an opinion of counsel to such holder reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restrictions. The legend endorsed on a stock certificate pursuant to Section 7.1 of this Agreement, insofar as it relates to additional restrictions specified in this Agreement, shall be removed upon the expiration of the applicable provisions referenced therein.

SECTION 8.    TERMINATION.

       8.1    TERMINATION.

              This Agreement may be terminated at any time upon the mutual consent of the parties hereto. In the event that the Closing shall not have occurred on or before 120 days from the date hereof due to the Corporation's failure to satisfy the conditions set forth in Sections 5.1(b), (c) and 5.2 above (and any Purchaser's failure to waive such unsatisfied condition(s)), each Purchaser not waiving such unsatisfied condition(s) shall have the option to terminate this Agreement with respect to its obligations hereunder at the close of business on such date without liability to the Corporation or any other party. In addition, in the event that the Closing shall not have occurred on or before 120 days from the date hereof due to any Purchaser's failure to satisfy the conditions set forth in Sections 5.1(c) and 5.3 above (and the Corporation's failure to waive such unsatisfied condition(s)), the Corporation shall have the option to terminate this Agreement with respect to such Purchaser at the close of business on such date without liability to such Purchaser or any other party.

       8.2    EFFECT OF TERMINATION.

              Termination of this Agreement pursuant to this Section shall not relieve any party of any liability for a default or other breach, default or nonperformance under this Agreement. Notwithstanding the foregoing, no party hereto shall be liable for consequential or punitive damages in connection with such termination.

SECTION 9.    MISCELLANEOUS.

       9.1    ADDITIONAL ACTIONS AND DOCUMENTS.

              Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including export license applications) as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

       9.2    EXPENSES.

              Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.

       9.3    NOTICES.

              All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:

              (i) if to the Corporation:

              S1 Corporation
              3390 Peachtree Road, NE, Suite 1700
              Atlanta, GA 30326
              Attn.: Chief Financial Officer

              with a copy (which shall not constitute notice) to:

              Hogan & Hartson L.L.P.
              555 Thirteenth Street, N.W.
              Washington, D.C. 20004
              Attn.: Stuart G. Stein, Esq.

              (ii) if to Purchaser, at the addresses of such Purchaser specified on Exhibit A hereto.

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

       9.4    WAIVER.

              No waiver by any party of any failure or refusal of any other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal so to comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and then only to the extent therein set forth.

       9.5    BINDING EFFECT.

              This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       9.6    ENTIRE AGREEMENT; AMENDMENT.

              This Agreement, including the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

       9.7    SEVERABILITY.

              If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Agreement.

       9.8    HEADINGS.

              The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope hereof.

       9.9    GOVERNING LAW.

              This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.

       9.10   SIGNATURE IN COUNTERPARTS.

              This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

       9.11   NO THIRD PARTY BENEFICIARIES.

              Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.

       9.12   ASSIGNABILITY.

              All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of all the parties to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect; provided, further that each Purchaser may assign this Agreement, and other rights, privileges, duties and obligations hereunder to (i) any "affiliate" (as such term is defined in Rule 405 under the Securities Act) of such Purchaser, so long as such assignment does not in any way materially delay or otherwise materially adversely impact the ability of the parties hereto to effect the transactions contemplated hereby, or (ii) any acquiror of all or a substantial part of the assets or stock of such Purchaser whether by merger, tender offer, asset sale or other transaction.

       9.13   PARTIES NOT PARTNERS.

              Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns.

       9.14   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              The representations and warranties of the Corporation set forth in Sections 2.2 or 2.4 hereof shall survive for the applicable statute of limitations. The other representations and warranties of Corporation hereunder shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of one year from the Closing, after which no Purchaser may bring any action or present any claim for a breach of such representations and warranties, except for actions or claims instituted or made prior to and pending at the time of the first anniversary of the Closing. None of the covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing.

       9.15   ADDITIONAL DEFINITIONS.

              In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

              "knowledge" or "know" means with respect to a party hereto, with respect to a matter in question, that the directors or any executive officer of such party has actual knowledge of such matter.

              "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

              "Material Adverse Effect": with respect to the Corporation or Purchaser, as the case may be, means a condition, event, change or occurrence that, individually or in the aggregate, has had or would have a material adverse effect upon the Corporation or Purchaser, as the case may be, taking into account (A) the business, assets, capitalization, and financial condition of the Corporation or Purchaser, other than as a result primarily of (i) the direct effect of the public announcement, pendency or consummation of this Agreement or (ii) changes in general economic conditions or changes affecting the industry generally in which such entity operates, or
(B) the ability of the Corporation or Purchaser to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



                                CORPORATION:

                                S1 CORPORATION

                                By: /s/ ROBERT F. STOCKWELL
                                   --------------------------------------------
                                         Name: Robert F. Stockwell
                                              ---------------------------------
                                         Title: Chief Financial Officer
                                               --------------------------------

                                PURCHASERS:

                                STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

                                By: /s/ JIM RUTROUGH
                                   --------------------------------------------
                                         Name: Jim Rutrough
                                              ---------------------------------
                                         Title: Executive Vice-President
                                               --------------------------------

                                By: /s/ ANN BAUGHAN
                                   --------------------------------------------
                                         Name: Ann Baughan
                                              ---------------------------------
                                         Title: Vice-President-EIS
                                               --------------------------------


                                ZG INVESTMENTS, LTD.

                                By: /s/ MICHAEL R. DEEVY
                                   --------------------------------------------
                                         Name: Michael R. Deevy
                                              ---------------------------------
                                         Title: Director
                                               --------------------------------

                                ALLIANZ CAPITAL PARTNERS GMBH

                                By: /s/
                                   --------------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                By: /s/
                                   --------------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                FLEET PRIVATE EQUITY CO., INC.

                                By: /s/ H. JAY SARLES
                                   --------------------------------------------
                                         Name: H. Jay Sarles
                                              ---------------------------------
                                         Title: Director
                                               --------------------------------

                                J.P. MORGAN VENTURES CORPORATION

                                By: /s/ GRACE VOGEL
                                   --------------------------------------------
                                         Name: Grace Vogel
                                              ---------------------------------
                                         Title: Controller
                                               --------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

Name and Address                        Number of Shares       Purchase Price
State Farm Mutual Automobile            100,000                $100,000,000
Insurance Company
1 State Farm Plaza
Bloomington, IL 61710
Attention: Larry Rottunda


ZG Investments, Ltd.                    75,000                 $75,000,000
The Zurich Centre
90 Pitt's Bay Road
Pembroke HM 08
Bermuda
Attention: Mike Deevy

with a copy (which shall not
constitute notice) to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Thomas M. Cerabino

Allianz Capital Partners GmbH           37,500                   $37,500,000
c/o Allianz AG
Theresienstrasse 1-7
D-80333 Munich
Attention: Peter Gangsted

with a copy (which shall not
constitute notice) to:

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022
Attention: Howard Sutherland

Fleet Private Equity Co., Inc.           25,000                   $25,000,000
c/o FleetBoston Financial
Corporation
One Federal Street, 37th Floor
Boston, MA 02110
Attention: Brian Moynihan

with a copy (which shall not
constitute notice) to:

Edwards & Angell, LLP
2800 BankBoston Plaza
Providence, RI 02903
Attention: Joseph A. Kuzneski,Jr.

J.P. Morgan Ventures Corporation          6,500                    $6,500,000
60 Wall Street
New York, NY 10260
Fax no.: 212-235-0863
Attention: Christopher Ahearn

with a copy (which shall not
constitute notice) to:

Proskauer, Rose LLP
1585 Broadway
New York, NY 10036
Fax no.: 212-969-2900
Attention: Bruce Lieb

                                     - 3 -